SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COSTAR GROUP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

April 29, 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of CoStar Group, Inc., to be held at 11:00 a.m. on Friday, June 17, 2005 at 2 Bethesda Metro Center, Bethesda, Maryland 20814.
      At the Annual Meeting, you will be asked to elect seven directors and to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005. The accompanying Notice of 2005 Annual Meeting of Stockholders and Proxy Statement describe these matters.
      The Board of Directors recommends that stockholders vote in favor of each of these proposals.
      Whether or not you plan to attend the meeting in person, please return your executed proxy card in the enclosed postage prepaid and addressed envelope and your shares will be voted in accordance with the instructions you have given in your proxy card.

Sincerely,

Andrew C. Florance
Chief Executive Officer and President

COSTAR GROUP, INC.
April 29, 2005
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, JUNE 17, 2005
       The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of CoStar Group, Inc. (“we” or the “Company”) will be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. on Friday, June 17, 2005, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005; and

3.	To transact any other business properly presented before the Annual Meeting.
      The Board of Directors has fixed Wednesday, April 20, 2005 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.
      WE INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

Carla J. Garrett
Secretary

COSTAR GROUP, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 17, 2005
      The Board of Directors of CoStar Group, Inc. (“we” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. on Friday, June 17, 2005, at 2 Bethesda Metro Center, Bethesda, Maryland 20814, and at any adjournment or postponement of the Annual Meeting.
      Our headquarters are located at 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. We are mailing this Proxy Statement and the accompanying proxy card to our stockholders eligible to vote at the Annual Meeting on or about April 29, 2005.
OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM
      At the close of business on the record date, Wednesday April 20, 2005, there were 18,355,540 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each proposal.
      The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares as of the record date constitutes a quorum (the minimum number of shares required to take action) for the meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum, but will be disregarded in calculating the total number of votes on each of the proposals.
      The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:
      Item 1 — Election of Directors. Each outstanding share of common stock is entitled to cast one vote for up to seven nominees. The seven nominees who receive the most votes will be elected as directors.
      Item 2 — Ratification of the Appointment of Independent Auditors. For stockholders to approve this proposal, the number of votes cast in favor must exceed the number of votes cast against.
PROXY VOTING AND REVOCATION
      You may vote by signing your proxy card, or if your shares are held in street name, by signing the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you properly complete and execute your proxy card and return it before the Annual Meeting:

•	Your shares will be voted in accordance with your instructions.

•	For any items for which you do not provide instructions, your shares will be voted “FOR” the item, as recommended by the Board of Directors.

      You may revoke your proxy at any time before it is voted by:

•	delivering to the Corporate Secretary written notice that you are revoking your proxy;

•	submitting a properly-executed proxy bearing a later date; or

•	attending the Annual Meeting and voting in person. (If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to attend and vote at the Annual Meeting.)
      Simply attending the Annual Meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker’s directions for changing those instructions.
ATTENDING THE MEETING
      Only stockholders as of the record date, their proxy holders, and our invited guests may attend the meeting. If you intend to attend the Annual Meeting, please mark your proxy card accordingly. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the meeting in person should obtain an admission ticket in advance by sending written requests, along with proof of beneficial ownership, such as a bank or brokerage firm account statement, to: Mark A. Klionsky, Senior Vice President of Marketing and Corporate Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial owners who do not present valid admission tickets at the registration counter at the Annual Meeting will be admitted in CoStar’s sole discretion and may be required to verify share ownership, which may be established by providing a bank or brokerage firm account statement and photo identification, at the registration counter at the meeting. Stockholders as of the record date or their proxy holders who plan to attend the Annual Meeting may also be asked to present photo identification at the registration counter at the Annual Meeting to gain admittance to the meeting.

ITEM 1
ELECTION OF DIRECTORS
      The Board has fixed the number of directors constituting the Board at seven. The Board has nominated each of the current directors for re-election. The persons named as proxy holders on the proxy card will vote your shares FOR each of the seven nominees unless you instruct otherwise on your proxy card.
      All of our directors will serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any of the nominees should become unable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for any other nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to match the actual number of nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. Information about each of the nominees appears below.
Nominees for the Board of Directors
      The following table lists our current directors:

		Years as a
Name	Employment	Director	Committee Membership

Michael R. Klein	Chairman, CoStar Group, Inc.; Partner, Wilmer Cutler Pickering Hale & Dorr LLP	18	Compensation; Nominating & Corporate Governance
Andrew C. Florance*	CEO & President, CoStar Group, Inc.	18	None
David Bonderman	Principal, Texas Pacific Group	10	Compensation
Warren H. Haber	Chairman of the Board & CEO, Founders Equity, Inc.	10	Audit; Compensation
Josiah O. Low, III	Venture Partner, Catterton Partners IV L.P.	6	Audit; Nominating & Corporate Governance
Christopher J. Nassetta	CEO & President, Host Marriott Corporation	3	Compensation; Nominating & Corporate Governance
Catherine B. Reynolds	Chairman, CEO & President, EduCap, Inc.; Chairman & CEO, The Catherine B. Reynolds Foundation	1	Audit

*	Executive Officer
      Information about each of our nominees for the Board of Directors appears below.
      Michael R. Klein has been the Chairman of our Board of Directors since he and Mr. Florance founded the Company in 1987. He has been a partner of the law firm Wilmer Cutler Pickering Hale & Dorr, LLP since 1974. Mr. Klein serves as Vice Chairman of the Board of Directors of Perini Corporation and as a director of SRA International, Inc. Mr. Klein is 63 years old.
      Andrew C. Florance is one of our founders and has served as our President and as a director since 1987 and as our Chief Executive Officer since 1995. Prior to founding the Company, Mr. Florance held primary responsibility for developing the first generation of software products for Federal Filings, an SEC Form 13-D tracking service, which was later acquired by Dow Jones. Mr. Florance was a co-founder of a commercial real estate information trade association (REI-NEX) and served on its board of directors from 1993 to 1996. Mr. Florance also serves on the Board of Trustees of The St. Andrews School. He received a B.A. in economics from Princeton University. Mr. Florance is 41 years old.
      David Bonderman is a founding partner of Texas Pacific Group, a private equity firm that includes TPG Partners, L.P., TPG Partners II, L.P., TPG Partners III, L.P, and TPG Partners IV, L.P. He is an officer, director and shareholder of the investment managers and general partners of such funds. Mr. Bonderman currently serves on the board of directors of the following public companies: Ducati Motor Holding S.p.A.; Ryanair Holdings, plc, of which he is Chairman; and Gemplus International S.A. Mr. Bonderman is 62 years old.
      Warren H. Haber has been, for more than thirty years, Chairman of the Board and Chief Executive Officer of Founders Equity, Inc. and its affiliates, private investment concerns. Mr. Haber is also Managing General Partner of FEF Management Services, LLC, which manages Founders Equity SBIC I, L.P. Mr. Haber currently serves on the board of directors of Warnex Ltd. Mr. Haber is 64 years old.
      Josiah O. Low, III has been a Venture Partner of Catterton Partners IV L.P. since August 2001. Prior to that, Mr. Low worked for 16 years at the investment banking firm of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette), where he most recently served as Managing Director/ Senior Advisor. Prior to joining Credit Suisse First Boston in 1985, Mr. Low worked at Merrill Lynch, Pierce, Fenner & Smith and was a founding Managing Director of the Merrill Lynch Capital Market Group in 1977. Mr. Low is 65 years old.
      Christopher J. Nassetta has been the President and Chief Executive Officer of Host Marriott Corporation since May 2000. Mr. Nassetta joined Host Marriott in 1995 as Executive Vice President and was elected the Chief Operating Officer in 1997. Prior to joining Host Marriott, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995, and he had previously served as Chief Development Officer and in various other positions with The Oliver Carr Company from 1984 through 1991. Mr. Nassetta serves on the boards of directors of Host Marriott, the Real Estate Round Table and National Association of Real Estate Investment Trusts (NAREIT). He also serves on the board of trustees and the compensation committee of Prime Group Realty Trust and as a member of the McIntire School of Commerce Advisory Board for the University of Virginia. Mr. Nassetta is 42 years old.
      Catherine B. Reynolds has been the Chairman, Chief Executive Officer and President of EduCap, Inc. a not-for-profit corporation that provides education financing, since 1989. In addition, she has been the Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation since 2000. Prior to that, from 1993 to 2000, she was the Chairman and the founder of Servus Financial Corporation. Ms. Reynolds currently serves on the board of directors of Zenith Insurance Company, and is a trustee for both Vanderbilt University and the Kennedy Center for the Performing Arts. Ms. Reynolds is 47 years old.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.
ITEM 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as independent auditors for the Company for 2005. The Board would like stockholders to ratify this appointment, even though ratification is not legally necessary. If stockholders do not ratify this appointment, the Board may reconsider such appointment.
      Ernst & Young LLP has served as the independent auditors for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

      During the years ended December 31, 2003 and 2004, Ernst & Young LLP billed CoStar the fees set forth below, including expenses, in connection with services rendered by that firm to CoStar:

	Year Ended December 31, 2003	Year Ended December 31, 2004

Audit Fees	$368,000	$666,000
Audit Related Fees	$0	$2,500
Tax Fees	$108,090	$26,000
All Other Fees	$2,500	$2,500

Total	$478,590	$697,000

      Ernst & Young LLP did not provide any financial information systems design and implementation services to the Company for the fiscal years ended December 31, 2003 and 2004.
      Audit Fees include fees for services performed for the audit of CoStar’s annual financial statements and review of financial statements included in CoStar’s periodic filings with the Securities and Exchange Commission (the “SEC”) and statutory audits required internationally. The reported audit fees for 2004 also include $390,000 for Ernst & Young LLP’s audit of CoStar’s internal control over financial reporting. This category also includes fees for consents and assistance with and review of documents filed with the SEC. The reported audit fees for 2003 include approximately $128,000 for professional services performed by Ernst & Young LLP in connection with the Company’s follow-on public offering, which closed in November 2003.
      Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of CoStar’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions. The reported audit related fees for 2004 represent professional services performed by Ernst & Young LLP in connection with the Company’s acquisition of Peer Market Research, Inc.
      Tax Fees primarily include fees associated with tax return preparation, tax compliance, tax advice and tax planning. This category also includes fees associated with the tax planning on mergers and acquisitions and restructurings.
      All Other Fees include fees for products and services provided by the independent auditor other than the services reported in the categories listed above. The reported all other fees paid to Ernst & Young LLP in 2003 and 2004 represent fees paid for a subscription to Ernst & Young’s online auditing and accounting news service.
Audit Committee Pre-Approval Policy
      The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent auditor, Ernst & Young LLP, shall either be approved before the independent auditor is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Pre-approval spending limits for permissible non-audit services are established on a periodic basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Any audit or non-audit service fees that may be incurred by CoStar during a period that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. CoStar’s Chief Financial Officer reports to the Audit Committee on a quarterly basis on all services rendered by the independent auditor for which pre-approval has been granted and all fees paid to the independent auditor for such services during the current fiscal year and the previous quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time.

      All fees paid to the independent auditors in 2004 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimus” exception established by the SEC for the provision of non-audit services.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.
OTHER MATTERS
      We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the proxy holders will, unless otherwise specified in the proxy, vote on it as they think best.
STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR DIRECTORS FOR THE 2006 ANNUAL MEETING
      A stockholder who intends to introduce a proposal for consideration at our 2006 Annual Meeting of Stockholders may seek to have that proposal and a statement in support of the proposal included in our proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Securities Exchange Act of 1934. Additionally, in order to be eligible for inclusion in our proxy statement, the stockholder must submit the proposal and supporting statement to our Corporate Secretary in writing not later than January 1, 2006 and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
      A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our bylaws provide that any such proposals or nominations must be submitted to us no less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors or bring other proposals outside of Rule 14a-8 at the 2006 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before April 18, 2006, but no sooner than March 19, 2006, to be considered “timely” within the meaning of Rule 14a-4. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock. Proposals or nominations not meeting these requirements will not be entertained at the 2006 Annual Meeting.
ADDITIONAL INFORMATION
Board of Directors Meetings and Committees
      In accordance with applicable Delaware law and the Company’s Bylaws, the business and affairs of the Company are managed under the direction of its Board of Directors. The Board, which is elected by the Company’s stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects, advises and monitors the performance of the Company’s senior management team, which is charged with the conduct of the Company’s business. The Board has established certain standing committees to assist it in fulfilling its responsibilities as described below.
      During 2004, the Board of Directors held five meetings and acted on two occasions by unanimous consent. The Board has Audit, Compensation and Nominating & Corporate Governance committees. All directors attended at least 75% of the meetings of the Board and the committees of which they were members, except that David Bonderman participated in 64% of the meetings of the Board and the committees of which he was a member.

 Board Committees
      The following table sets forth the current composition of each of our Board committees.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

Warren H. Haber (Chairman)	Christopher J. Nassetta (Chairman)	Josiah O. Low, III (Chairman)
Josiah O. Low, III	Warren H. Haber	Christopher J. Nassetta
Catherine B. Reynolds	David Bonderman	Michael R. Klein
Michael R. Klein
      Audit Committee. The Audit Committee is composed of Warren H. Haber (Chairman), Josiah O. Low, III and Catherine B. Reynolds. Ms. Reynolds became a member of the Committee in September 2004, replacing Mr. Bonderman. CoStar’s Board has determined that each of the members of our Audit Committee is independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) Listing Standards for NASDAQ-listed companies and the regulations promulgated by the SEC. In addition, the Board has determined that Committee members Haber, Low and Reynolds are each “audit committee financial experts,” as defined by regulations promulgated by the SEC. The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies, internal controls, audit activities and reporting practices of the Company. During 2004, the Audit Committee met six times. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee. The Audit Committee Charter is attached to this Proxy Statement as Appendix A.
      Compensation Committee. The members of the Compensation Committee are Christopher J. Nassetta (Chairman), David Bonderman, Warren H. Haber and Michael R. Klein. Mr. Nassetta replaced Mr. Haber as Chairman of the Committee in April 2005. CoStar’s Board has determined that each of the members of our Compensation Committee is independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and directors, as well as to produce the Compensation Committee report on executive compensation for inclusion in the Company’s proxy statement. In addition, the Board of Directors has designated the Compensation Committee as the Administrator of the Company’s 1998 Stock Incentive Plan. The Committee met two times in 2004 and acted on one occasion by unanimous written consent. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Compensation Committee.
      Nominating & Corporate Governance Committee. The members of the Nominating & Corporate Governance Committee are Josiah O. Low, III (Chairman), Christopher J. Nassetta and Michael R. Klein. CoStar’s Board has determined that each of the members of our Nominating & Corporate Governance Committee is independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The purpose of the Nominating & Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board director candidates to be nominated at the annual meeting of stockholders and perform a leadership role in shaping the Company’s corporate governance. The Committee met two times in 2004. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Nominating & Corporate Governance Committee.
      All of the charters for the Company’s Board Committees are available on the Company’s website, www.costar.com. You will find the charters by clicking on “Corporate Info”, then “Investors”, then “Corporate Governance”.
Corporate Governance Matters
 Identifying and Evaluating Nominees
      The Nominating & Corporate Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, officers and employees of

CoStar, and other sources that the committee deems appropriate. The Nominating & Corporate Governance Committee will also consider Board nominees suggested by stockholders subject to such recommendations being made in accordance with CoStar’s Bylaws and applicable laws. Specifically, any stockholder recommendation for a nominee for director to be voted upon at the 2006 Annual Meeting of Stockholders should be submitted in writing to our Corporate Secretary no less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors at the 2006 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before April 18, 2006, but no sooner than March 19, 2006. The stockholder’s submission must include as to each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (2) the class and number of shares of stock of the Company which are beneficially owned and of record by such stockholder and such beneficial owner. These requirements are separate from and in addition to the requirements that stockholders must meet to include proposals in the proxy materials for the 2006 Annual Meeting, discussed earlier in this Proxy Statement.
      When evaluating nominees for director, the Nominating & Corporate Governance Committee considers, among other things, an individual’s business experience and skills, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Nominating & Corporate Governance Committee also considers that individual’s past contribution and future commitment to CoStar. The Nominating & Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. There is no difference in the manner by which the Nominating & Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.
 Stockholder Communications with the Board of Directors
      Stockholders may communicate with our Board of Directors by sending written correspondence to CoStar Group, Inc., Attention: Corporate Secretary, 2 Bethesda Metro Center, Bethesda MD 20814. Such communications will be opened by the Corporate Secretary. A copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the Chairman of the Nominating & Corporate Governance Committee. The Corporate Secretary together with the Chairman of the Nominating & Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating & Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.
 Current Independent Directors and Executive Sessions
      CoStar’s Board of Directors has determined that Messrs. Klein, Bonderman, Haber, Low and Nassetta and Ms. Reynolds are each independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The independent directors of the Board of Directors meet in regularly-scheduled executive sessions.
 Policy Regarding Attendance at Annual Meetings
      CoStar encourages, but does not require, directors to attend the annual meetings of stockholders. In 2004, Mr. Florance attended the annual meeting of stockholders.

 Codes of Conduct
      CoStar has adopted a Code of Conduct for its directors. In addition, CoStar has also adopted a separate Code of Conduct for its officers and employees, including its principal executive officer and principal financial officer. Copies of each of these codes may be found on the Company’s website, www.costar.com. You will find the codes by clicking on “Corporate Info,” then “Investors” and then “Corporate Governance.”
Report of the Audit Committee
      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles.
      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for 2004. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

By the Audit Committee
of the Board of Directors
April 18, 2005

Warren H. Haber, Chairman
Josiah O. Low, III
Catherine B. Reynolds
Compensation Committee Interlocks and Insider Participation
      Messrs. Haber, Bonderman, Nassetta and Klein, the current members of the Compensation Committee, are each non-employee directors. Mr. Klein serves as the Chairman of the Board of the Company. During fiscal year 2004, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During fiscal year 2004, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or compensation committee member of the Company.
Director Compensation
      Board Fees. Each director, other than the Chairman of the Board and any employee director, receives $15,000 annually as compensation for serving on the Company’s Board of Directors.
      Attendance Fees. Each director, other than the Chairman of the Board and any employee director, receives $2,000 for each meeting of the Board of Directors attended in person or by telephone.
      Chairman. The Chairman of the Board of Directors receives $120,000 annually as compensation for additional services that he is required to perform in his role as chairman of the Company.

      Option Grants. Pursuant to the Company’s 1998 Stock Incentive Plan, annually on the date of the first Board meeting following the annual meeting of stockholders, (a) each non-employee Board member automatically receives an option to purchase 5,000 shares of the common stock of the Company and (b) each Chairperson of each Board committee of the Company automatically receives an option to purchase 1,000 shares of the common stock of the Company. These options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest over four years, as long as the director is still serving on our Board of Directors on such vesting date.
      During 2004, each non-employee director received a grant of options to purchase 5,000 shares of common stock of the Company at an exercise price of $44.86 per share, the fair market value of the Company’s stock on the date of grant. One-fourth of these options will vest on each anniversary of the date of grant, as long as such director is still serving on our Board of Directors on such vesting date.
      During 2004, Warren H. Haber, as the then current Chairman of each of the Audit and Compensation Committees, received a grant of options to purchase 2,000 shares of common stock of the Company at an exercise price of $44.86 per share, the fair market value of the Company’s stock on the date of grant. One-fourth of these options will vest on each anniversary of the date of grant, as long as Mr. Haber is still serving on our Board of Directors on such vesting date.
      During 2004, Josiah O. Low, III, as the Chairman of the Nominating & Corporate Governance Committee, received a grant of options to purchase 1,000 shares of common stock of the Company at an exercise price of $44.86 per share, the fair market value of the Company’s stock on the date of grant. One-fourth of these options will vest on each anniversary of the date of grant, as long as Mr. Low is still serving on our Board of Directors on such vesting date.
      Expenses. Each director is entitled to reimbursement of his expenses for serving as a member of our Board, including expenses in connection with attending each meeting of the Board of Directors and each meeting of any committee.
Executive Officers and Key Employees
      The following table lists our executive officers and key employees:

Name	Age	Years of Service		Position

Andrew C. Florance*	41	18		Chief Executive Officer, President and Director
Frank A. Carchedi*	47	8		Chief Financial Officer and Treasurer
David M. Schaffel*	44	16		Chief Information Officer
Craig S. Farrington*	47	22	**	Vice President, Research
Christopher R. Tully*	48	1		Sr. Vice President of Sales and Customer Service
Jonathan Bray	48	9	**	Managing Director, Focus Information Limited
Carla J. Garrett	37	6		General Counsel and Secretary
Mark A. Klionsky	45	5		Sr. VP, Marketing & Corporate Communications
Dean Violagis	38	16		Vice President, Research

*	Executive Officer.

**	Includes years of service with acquired companies.
      Information about Mr. Florance appears above under “Item 1 — Election of Directors.” Information about each of the other individuals appears below.
      Frank A. Carchedi, our Chief Financial Officer and Treasurer, joined us in May 1997 from ITC Learning Corporation, a publicly-held publisher and distributor of multi-media training products, where he had been

Vice President, Treasurer and Chief Financial Officer since 1995. Prior to that, Mr. Carchedi was with Ernst & Young, LLP for ten years, most recently as a consultant in their New York Merger and Acquisitions Group and its Entrepreneurial Services Group in Washington, D.C. He received a B.S. in accounting from Wake Forest University.
      David M. Schaffel, our Chief Information Officer, has been with us since 1989. Mr. Schaffel is responsible for the design, development, and maintenance of our software services, products and any new services, as well as internal corporate software systems and IT infrastructure. From 1987 until joining us, Mr. Schaffel was president of Biscayne Technical Services, Inc., where he developed a logistics tracking application for the United States Air Force. Mr. Schaffel received a M.S. in operations research/statistics from the University of Miami and a B.S. in business from the University of Florida.
      Craig S. Farrington, our Vice President of Research, joined the Company as a result of the merger of COMPS.COM and CoStar Group, Inc. in February 2000. Mr. Farrington is responsible for all of our West Coast research operations and has product management responsibility for CoStar COMPS®. Mr. Farrington joined COMPS.COM in 1983 where he served in various senior management roles throughout the company, including Vice President of Marketing and Product Development. Mr. Farrington received a B.A. in business and economics from Westmont College.
      Christopher R. Tully, our Senior Vice President of Sales and Customer Service, joined us in December 2004. From July 2002 until December 2004, Mr. Tully was Group Vice President of Sales for GTSI, Corp., a provider of information technology solutions to Federal, state and local governments worldwide. Before joining GTSI, from May 2001 to June 2002, Mr. Tully was Director of Sales for the Preferred Accounts Division at Dell Computer Corporation. Prior to that, from June 1998 to April 2001, Mr. Tully served as Director of Sales in Dell’s Business Systems Division. Prior to his employment with Dell, Mr. Tully served as Vice President — Worldwide Digital Office Marketing at Xerox Corp., where he worked for sixteen years in sales and marketing. Mr. Tully received a B.A. in English from Georgetown University.
      Jonathan Bray, the Managing Director of our U.K. subsidiary, Focus Information Limited, is in charge of our CoStar FOCUS product and our U.K. operations. Mr. Bray joined us upon the acquisition of Property Intelligence plc in January 2003. Mr. Bray joined Property Intelligence in 1996, where he most recently served as Managing Director of FOCUS Information Ltd, a wholly owned subsidiary of Property Intelligence plc. Prior to joining Property Intelligence plc, Mr. Bray served in the British Army for 18 years and was invested as a Member of the British Empire in 1990 for service in Northern Ireland and at Lockerbie. Mr. Bray received his M.B.A. in 1997 from the Open University in Milton Keynes, England.
      Carla J. Garrett, our General Counsel and Secretary, joined us in June 1999. Prior to joining CoStar, Ms. Garrett was at Sullivan & Cromwell, a New York based law firm, where she had been a corporate and securities attorney since 1996. Prior to joining Sullivan & Cromwell, she was an associate with Wilson Sonsini Goodrich & Rosati, a Palo Alto based law firm, where she practiced corporate law and advised technology companies. Ms. Garrett received a B.A. in mathematics from Vanderbilt University and her J.D. from Stanford University.
      Mark A. Klionsky, our Senior Vice President of Marketing and Corporate Communications, joined us in May 2000. Mr. Klionsky is responsible for CoStar’s marketing strategy and oversees CoStar’s corporate communications. Prior to joining CoStar, from 1981 until 2000, Mr. Klionsky was with Miller Freeman, Inc., the U.S. subsidiary of United News & Media plc, where he held a variety of corporate positions, most recently Senior Vice President. Additionally, in 1987 Mr. Klionsky helped launch Commercial Property News, which was published by Miller Freeman, and from 1994 until 2000 served as Group Publisher of Commercial Property News. He received a B.A. in communications from Rowan University.
      Dean L. Violagis, our Vice President of Research, joined us in 1989. Mr. Violagis is responsible for all of our East Coast research operations. Prior to becoming Vice President of Research, Mr. Violagis had been a research manager since 1989. Mr. Violagis received a B.A. in real estate finance from American University.
      There are no family relationships among any of our directors and executive officers.

Stock Ownership Information
      The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2005 by:

•	our Chief Executive Officer and President, and each of our four most highly compensated executive officers who were serving as executive officers on December 31, 2004, and one additional individual whose employment terminated during 2004 (whom we refer to collectively in this proxy statement as the “named executive officers”);

•	each of our directors;

•	each person we know to be the beneficial owner of more than 5% of the outstanding common stock; and

•	all of our named executive officers and directors as a group.

	Shares	Percentage of
Name and Address(1)	Beneficially Owned(1)	Outstanding Shares(1)

Michael R. Klein(2)	1,021,996	5.57%
Andrew C. Florance(3)	488,507	2.62
Frank A. Carchedi(4)	89,760	*
David M. Schaffel(5)	90,510	*
Craig S. Farrington(6)	58,903	*
Christopher R. Tully(7)	13,172	*
Michael D. Arabe(8)	1,500	*
David Bonderman(9)	269,242	1.47
Warren H. Haber(10)	94,560	*
Josiah O. Low, III(11)	15,500	*
Christopher J. Nassetta(12)	3,750	*
Catherine B. Reynolds	0	0
All twelve directors and named executive officers as a group(13)	2,147,400	11.36

(1)	Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2005, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to the indicated shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2005, the Company had 18,355,165 shares of common stock outstanding.

(2)	Includes 7,248 shares held by Mr. Klein as trustee for his son and 7,248 shares held by another as trustee for Mr. Klein’s other son, for which Mr. Klein may be deemed to share voting and dispositive power. Mr. Klein disclaims beneficial ownership of these shares. Also includes 6,500 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 250 shares of restricted stock that are subject to vesting restrictions.

(3)	Includes 306,667 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 15,920 shares of restricted stock that are subject to vesting restrictions.

(4)	Includes 75,000 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 4,342 shares of restricted stock that are subject to vesting restrictions.

(5)	Includes 61,875 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 3,308 shares of restricted stock that are subject to vesting restrictions.

(6)	Includes 51,875 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 2,068 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 13,000 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 172 shares of restricted stock that are subject to vesting restrictions.

(8)	Mr. Arabe resigned from the Company effective May 19, 2004. Includes 1,000 shares held by Mr. Arabe’s wife and two sons, for which Mr. Arabe may be deemed to share voting and dispositive power.

(9)	Includes 8,250 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 250 shares of restricted stock that are subject to vesting restrictions.

(10)	Includes 6,000 shares held by Mr. Haber’s spouse and excludes 20,000 shares held by Mr. Haber’s adult son for which Mr. Haber disclaims beneficial ownership. Also includes 11,250 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 250 shares of restricted stock that are subject to vesting restrictions.

(11)	Includes 1,000 shares held by Mr. Low’s spouse for which Mr. Low disclaims beneficial ownership. Also includes 8,500 shares issuable upon options exercisable within 60 days of April 1, 2005, as well as 250 shares of restricted stock that are subject to vesting restrictions.

(12)	Represents 3,750 shares issuable upon options exercisable within 60 days of April 1, 2005.

(13)	Includes 546,667 shares issuable for options exercisable within 60 days of April 1, 2005, as well as 26,810 shares of restricted stock that are subject to vesting restrictions.
Plan Shares Outstanding
      The following table sets forth information with respect to the Company’s equity compensation plans approved by security holders. The Company does not have any equity compensation plans not approved by security holders. The information in this table is as of December 31, 2004.

Number of securities
remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities reflected
Plan Category	warrants, and rights	warrants, and rights	in the first column)

Equity compensation plans approved by security holders	1,850,334	$29.19	412,558

Executive Compensation
      The following table provides the annual salary, bonuses, and all other compensation awards and payouts to our named executive officers for 2002 through 2004.
SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation Awards

Name and Principal	Fiscal				Securities Underlying	All Other
Position	Year	Salary		Bonus	Options	Compensation

Andrew C. Florance	2004	$365,547		$302,310(1)	50,000	$12,696(2)
Chief Executive Officer	2003	$357,431		$320,845(3)	50,000	$12,226(4)
and President	2002	$350,000		$306,250(5)	50,000	$11,304(6)

Frank A. Carchedi	2004	$204,211		$142,150(1)	15,000	$12,331(7)
Chief Financial	2003	$199,675		$144,998(3)	15,000	$11,981(7)
Officer and Treasurer	2002	$193,351		$136,668(5)	15,000	$10,200(7)

David M. Schaffel	2004	$174,875		$89,714(1)	15,000	$10,163(7)
Chief Information Officer	2003	$170,992		$72,435(3)	12,500	$6,840(7)
	2002	$165,583		$70,502(5)	10,000	$6,623(7)

Craig S. Farrington	2004	$160,470		$93,724(1)	15,000	$9,984(7)
Vice President, Research	2003	$148,693		$125,973(3)	12,500	$8,058(7)
	2002	$143,985		$131,040(5)	10,000	$7,550(7)

Christopher R. Tully	2004	$15,577	(8)	$23,580(9)	65,000	$0
Sr. Vice President,	2003	—		—	—	—
Sales & Customer Service	2002	—		—	—	—

Michael D. Arabe (10)	2004	$70,516		$11,430(11)	12,500	$3,664(7)
Sr. Vice President,	2003	$138,034		$97,641(12)	27,500	$8,914(7)
Sales & Customer Service	2002	$122,915		$87,869(5)	7,500	$7,442(7)

(1)	Represents bonus paid in 2005 for performance in 2004.

(2)	Includes 401(k) contributions made by the Company in the amount of $11,584, plus life insurance premiums paid by the Company for the benefit of Mr. Florance in the amount of $1,112.

(3)	Represents bonus paid in 2004 for performance in 2003.

(4)	Represents 401(k) contributions made by the Company in the amount of $11,114, plus life insurance premiums paid by the Company for the benefit of Mr. Florance in the amount of $1,112.

(5)	Represents bonus paid in 2003 for performance in 2002.

(6)	Represents 401(k) contributions made by the Company in the amount of $10,192, plus life insurance premiums paid by the Company for the benefit of Mr. Florance in the amount of $1,112.

(7)	Represents 401(k) contributions made by the Company.

(8)	Mr. Tully joined us in December 2004. On an annualized basis, his salary was $225,000 per year in 2004.

(9)	Includes bonus of $6,563 and commissions of $17,017 paid in 2005 for performance in 2004.

(10)	Mr. Arabe resigned from the Company effective May 19, 2004.

(11)	Represents commissions earned and paid in 2004.

(12)	Represents bonus and commissions paid in 2003 and 2004 for performance in 2003.
Employment Agreements
      We have employment agreements with Messrs. Florance, Carchedi, Schaffel and Tully, and have employment terms with Mr. Farrington. Our employment agreements with Messrs. Florance, Carchedi and Schaffel became effective as of January 1, 1998. Mr. Tully’s employment agreement became effective

December 1, 2004. Mr. Farrington’s employment terms became effective as of February 18, 2000. Each employment agreement entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of performance objectives, and an award of stock vesting over time. The agreements also generally provide that the executive may participate in any insurance, medical, disability or pension plan generally made available to our senior executive officers.
      The employment agreements for Messrs. Carchedi and Schaffel are for initial terms of two years, the employment agreement for Mr. Florance is for an initial term of three years, and the employment agreement for Mr. Tully is for an initial term of one year, and all are automatically renewable for successive one-year terms unless the executive or we terminate the agreement. Mr. Farrington has at-will employment terms. The employment agreements for Messrs. Florance, Carchedi, Schaffel and Tully contain covenants not to compete with us for the two years immediately following termination.
      The employment agreements for Messrs. Florance, Carchedi, Schaffel and Tully generally provide that, if we terminate the executive’s employment without cause (which includes “changes of control” of the Company under certain circumstances), the executive is entitled to certain severance benefits as follows. If we terminate Mr. Florance without cause or if he terminates his agreement for good cause, he is entitled to receive his base salary for the greater of one year or whatever period remains under the agreement, his bonus for the year in which the termination occurred, the immediate vesting of all of his stock options and a gross-up payment to cover any taxes assessed under Section 4999 of the Internal Revenue Code. If we terminate Messrs. Carchedi or Schaffel without cause, each is entitled to receive his base salary for the greater of six months or whatever period remains under the agreement, to a prorated share of his bonus for the year in which termination occurred and to the immediate vesting of all of his stock options due to vest within the following twelve months. If we terminate Mr. Tully without cause, he is entitled to receive his base salary for the greater of nine months or whatever period remains under the agreement. Mr. Farrington is not entitled to any severance benefits if he is terminated without cause.
      The following table gives specific economic terms of our arrangements with our executive officers as of December 31, 2004.

		Bonus Range as
		a Percentage of
Name	Base Salary	Base Compensation

Andrew C. Florance	$367,710	0 - 100%
Frank A. Carchedi	$205,414	50 - 80%
David M. Schaffel	$175,912	0 - 75%
Craig S. Farrington	$164,965	0 - 75%
Christopher R. Tully(1)	$225,000	0 - 35%

(1)	In addition, Mr. Tully has the ability to earn monthly commissions based on the Company’s monthly net new revenue amounts.

Option Grants
      The following table provides certain information about grants of stock options to our named executive officers during 2004.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		Percent of Total
	Securities		Options Granted
	Underlying Option		to Employees in	Exercise or Base		Grant Date
Name	Granted		Fiscal Year	Price ($/Share)	Expiration Date	Present Value(3)

Andrew C. Florance	50,000	(1)	11.01%	$39.00	2/28/14	$1,334,612.50
Frank A. Carchedi	15,000	(1)	3.30%	$39.00	2/28/14	$400,383.76
David M. Schaffel	15,000	(1)	3.30%	$39.00	2/28/14	$400,383.76
Craig S. Farrington	15,000	(1)	3.30%	$39.00	2/28/14	$400,383.76
Christopher R. Tully	65,000	(2)	14.32%	$45.18	11/30/14	$1,939,298.40
Michael D. Arabe	12,500	(1)	2.75%	$39.00	2/28/14	$333,653.13

(1)	The options were granted on March 1, 2004 and have an exercise price equal to the fair market value of the Company’s common stock on the grant date. The options vest and become exercisable in four equal installments on each of March 1, 2005, March 1, 2006, March 1, 2007 and March 1, 2008.

(2)	The options were granted on December 1, 2004 and have an exercise price equal to the fair market value of the Company’s common stock on the grant date. The options vest and become exercisable in five equal installments on each of December 1, 2004, June 1, 2005, December 1, 2006, December 1, 2007 and December 1, 2008.

(3)	The grant date present value is computed using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 67%, dividend yield of 0%, risk-free interest rate of 3.6% and expected life of 5 years. These assumptions are not a forecast of future stock price performance or volatility or of future dividend policy. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of the Company’s common stock on the dates upon which the options are exercised.

Option Exercises and Fiscal Year-End Values
      The following table provides certain information regarding stock option exercises in fiscal year 2004, and unexercised options held as of December 31, 2004, by the named executive officers.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END 2004 OPTION VALUES

				Number of Securities
				Underlying Unexercised		Value of Unexercised in the
	Shares			Options Held at		Money Options at Fiscal
	Acquired			December 31, 2004		Year-End(1)
	on		Value
Name	Exercise		Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew C. Florance	158,937	(2)	$4,214,014	281,667	125,000	$6,063,879	$2,033,625
Frank A. Carchedi	20,000	(3)	$526,560	63,750	41,250	$1,362,913	$715,538
David M. Schaffel	39,000	(4)	$1,170,000	53,125	34,375	$1,144,194	$546,731
Craig S. Farrington	—		—	43,125	34,375	$916,144	$546,731
Christopher R. Tully	—		—	13,000	52,000	$13,000	$52,000
Michael D. Arabe(5)	33,125	(6)	$559,996	0	0	$0	$0

(1)	Calculated based on the amount by which the fair market value of the underlying security (assumed to be equal to its year-end closing price of $46.18 per share) exceeds the option exercise price.

(2)	On February 23, 2004, Mr. Florance exercised options to acquire 33,333 shares of common stock at an exercise price of $9.00 per share. Mr. Florance did not sell these shares. On February 23, 2004, Mr. Florance also exercised options to acquire 50,000 shares of common stock at an exercise price of $3.45 per share and sold all of these shares the same day at $37.00 per share. On February 24, 2004, Mr. Florance exercised options to acquire 75,604 shares of common stock at an exercise price of $3.45 and sold all of these shares the same day at $37.00 per share.

(3)	On February 24, 2004, Mr. Carchedi exercised options to acquire 2,000 shares of common stock at an exercise price of $9.00 per share and sold all of these shares the same day at $38.06 per share. On February 25, 2004, Mr. Carchedi exercised options to acquire 8,000 shares of common stock at an exercise price of $9.00 per share and sold all of these shares the same day at $37.63 per share. On August 18, 2004, Mr. Carchedi exercised options to acquire 10,000 shares of common stock at an exercise price of $18.06 per share and sold all of these shares the same day at $42.00 per share.

(4)	On February 27, 2004, Mr. Schaffel exercised options to acquire 39,000 shares of common stock at an exercise price of $9.00 per share and sold all of these shares the same day at $39.00 per share.

(5)	Mr. Arabe resigned from the Company effective May 19, 2004.

(6)	On May 27, 2004, Mr. Arabe exercised options to acquire 7,182 shares of common stock at an exercise price of $18.06 per share and sold all of these shares the same day at $41.94 per share. On May 28, 2004, Mr. Arabe exercised options to acquire: (i) 10,000 shares of common stock at an exercise price of $30.75 per share, (ii) 7,500 shares of common stock at an exercise price of $29.31 per share, and (iii) 318 shares of common stock at an exercise price of $18.06 per share, and sold all of these shares the same day at $41.28 per share. On June 1, 2004, Mr. Arabe exercised options to acquire: (i) 1,875 shares of common stock at an exercise price of $20.30 per share, and (ii) 6,250 shares of common stock at an exercise price of $17.77 per share, and sold all of these shares the same day at $41.25 per share.
Compensation Committee Report On Executive Compensation
 Compensation Philosophy and Review
      The compensation philosophy of the Company is to provide a competitive total compensation package so that the Company can attract, retain, and motivate talented employees and executives. The Company also strives to maximize shareholder value by linking compensation to individual and team achievement of agreed upon goals relating to overall corporate performance. The Company’s Compensation Committee therefore believes that compensation for the Company’s executives should encourage and reward superior performance.
      The Committee has commissioned third-party consultants to perform compensation studies comparing the compensation packages offered to executives of the Company with similarly situated executives within peer groups of companies. The Committee uses the results of such studies, together with corporate and individual performance, to evaluate the compensation parameters of the Company’s executives.
 Elements of Executive Compensation
      The Company’s executive compensation consists primarily of base salary, annual cash bonuses, commission payments, the award of stock options or restricted stock, a Company 401(k) match, health insurance and similar benefits. The Company has an employment arrangement with each of its executives that entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of individual and team goals, and a competitive award of stock vesting over time. The compensation package of each executive is reviewed by the Committee on an annual basis.
 Base Salaries
      Base salary levels of the Company’s executives are reviewed annually, and may be adjusted to reflect an executive’s individual responsibilities and performance, as well as the overall performance of the Company. The Compensation Committee also considers salaries paid to executives of the peer groups identified in the studies in determining base salary levels. The Compensation Committee believes that base salaries should be generally competitive with companies in the peer group.
 Annual Cash Bonus Program
      The Compensation Committee administers an annual cash bonus plan for its executives, under which these executives may receive a cash bonus based on individual and corporate performance. The bonuses generally have a potentially attainable range from 0% to 100% of base salary, based on the executive’s employment agreement with the Company. In setting these ranges, the Compensation Committee considered the potential annual cash bonuses offered by members of the peer groups and the specific area of responsibility of the executive and set competitive annual cash bonus levels for superior performance. Each executive officer is entitled to receive a percentage of his bonus potential based on the Company’s achievement of corporate/financial goals and such officer’s achievement of individual/team performance goals. The criteria that the Committee uses to determine bonuses include, without limitation, the level of achievement of goals based on the following criteria: Company revenues, Company earnings, research, data quality, new and enhanced products, software development, management, customer service, accounts receivable, human resources, investor relations, financial reporting and sales. The criteria differ for each of the executive officers. The executives may receive all, or a portion of, the bonus based on attaining the objectives delineated at the start of a given year.
 Long-Term Incentive Plan
      The Company has in place a stock incentive plan, which allows the Company to grant stock options and restricted stock to its executive officers and other employees. Prior to 2005, the Company had generally granted stock options to its executive officers and other employees. However, beginning in 2005, the Compensation Committee determined that it was in the Company’s best interest to grant restricted stock to its executive officers. The Compensation Committee believes that granting stock awards (whether stock options or restricted stock) to executives is important to the Company’s success because these awards help to attract, retain and motivate executives. The Committee believes that stock awards, when used with appropriate holding periods, help encourage executive retention because they vest over a period of years. In addition, the executive benefits when the CoStar stock price rises for all of CoStar’s stockholders.
      Each executive is eligible to receive stock awards under the CoStar Group, Inc. 1998 Stock Incentive Plan. The Compensation Committee generally awards stock awards to each executive when he or she joins the

Company. Thereafter, the Compensation Committee, in its discretion, based on the recommendation of the Chief Executive Officer may award additional stock awards to executives at the time of their annual review. There is no established formula or criteria for grants under the Plan, and stock awards may be granted on a subjective basis at intervals determined by the Compensation Committee. Options are typically granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and typically vest over a period of four years. Restricted Stock is typically granted for a stock price equal to the par value of the Company’s common stock ($0.01 per share) and typically vests over a period of four years. The Compensation Committee considers long-term incentives offered by the peer group in determining the amount of stock awards.
 Chief Executive Officer Compensation
      In establishing the salary and bonus for Mr. Florance, our Chief Executive Officer and President, the Committee relied on its strong belief that Mr. Florance significantly and directly influences the Company’s overall performance. Accordingly, the Committee sought to achieve the following objectives: (1) establish a base salary competitive with that paid to other chief executive officers of peer companies; (2) reward Mr. Florance for superior performance in connection with his contribution to the Company; and (3) reward Mr. Florance for the Company’s outstanding corporate and financial performance for the fiscal year. Accordingly, pursuant to Mr. Florance’s employment agreement, the range for Mr. Florance’s annual bonus is between 0% and 100% of his base salary. In 2004, the Committee determined that 75% of Mr. Florance’s bonus would be based on the Company meeting certain financial goals (including revenue and earnings goals) and that 25% of his bonus would be based on Mr. Florance achieving certain individual qualitative performance goals.
      Based on these factors, in 2004 Mr. Florance was paid an annual salary of $367,710. In addition, based on the level of achievement of each of Mr. Florance’s goals, in 2005 Mr. Florance was paid a bonus of $302,310 (82% of his annual base salary) for his performance in 2004. Finally, based on the belief that Mr. Florance should be focused on the long-term growth of the Company, in March 2004, the Committee granted Mr. Florance an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $39.00 per share, the fair market value of the Company’s common stock on the date of grant. These options vest over a period of four years.
      In addition, at a Compensation Committee meeting in 2005, the Committee determined that Mr. Florance’s base salary should be increased 4%, such that beginning in April 2005, Mr. Florance would receive a base salary of $382,418. The Committee also determined that for 2005, Mr. Florance’s bonus range would be between 0% and 100% of Mr. Florance’s base salary, and that 75% of his bonus would be based on the Company meeting certain corporate/financial goals (including revenue and earnings goals) and 25% would be based on Mr. Florance achieving certain individual qualitative performance goals. Finally, in March 2005, the Committee also granted Mr. Florance 15,920 shares of restricted stock of the Company, which vest annually over a period of four years, with a purchase price per share equal to the par value of the Company’s common stock.
 Employment Agreements
      Our employment agreements with Messrs. Florance, Carchedi and Schaffel became effective as of January 1, 1998 and the employment agreement with Mr. Tully became effective as of December 1, 2004. The employment agreements for Messrs. Carchedi and Schaffel are for initial terms of two years, the employment agreement for Mr. Florance is for an initial term of three years, and the employment agreement for Mr. Tully is for an initial term of one year, and all are automatically renewable for successive one-year terms unless the executive or we terminate the agreement. Mr. Farrington has at-will employment terms.
 Policy on Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code disallows the deduction of compensation by a company to its Chief Executive Officer and any of its four most highly compensated executive officers that is in excess of

$1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. The Compensation Committee will continue to monitor total compensation and, should the 162(m) limitation become an issue, take the measures that they deem appropriate.

By the Compensation Committee
of the Board of Directors
April 19, 2005

Christopher J. Nassetta, Chairman
Warren H. Haber
David Bonderman
Michael R. Klein

Stock Price Performance Graph
      The stock performance graph below shows how an initial investment of $100 in our common stock would have compared to:

•	An equal investment in the Standards & Poor’s Stock 500 Index (“S&P 500”).

•	An equal investment in the S&P 500 Application Software Index.
      The comparison covers the period beginning December 31, 1999, and ending on December 31, 2004, and assumes the reinvestment of any dividends. You should note that this performance is historical and is not necessarily indicative of future price performance.
Certain Relationships and Related Transactions
      Since January 1, 2004 none of our executive officers or directors has engaged in or had a direct or indirect interest in any transactions with us that are required to be disclosed in this proxy statement. Although they are not related party transactions, we note that (1) in 2003, Michael Klein committed to invest $250,000 in a Founders Equity SBIC Fund, of which Warren H. Haber is a managing member, and (2) since 2004, Christopher Nassetta has invested approximately $65,000 and is a limited partner in a Texas Pacific fund, in which David Bonderman is a principal.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and anyone who owns more than 10% of our common stock, file with the Securities and Exchange Commission reports of initial ownership and reports of changes in ownership of our common stock, and to furnish us with copies of those reports. Based solely on a review of the reports furnished to us, we believe that during 2004, our directors, executive officers and 10% stockholders complied with these requirements.

Availability of Annual Report on Form 10-K and Proxy Statement; Householding
      We have included a copy of our Annual Report for the year ended December 31, 2004 with this Proxy Statement. The Annual Report contains our annual report on Form 10-K for the year ended December 31, 2004. In addition, you may obtain a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, without charge by sending a written request to Mark A. Klionsky, Senior Vice President of Marketing and Corporate Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814 or by calling (301) 215-8300.
      If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of this Proxy Statement and the 2004 Annual Report have been sent to your address. Each shareholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact our transfer agent, American Stock Transfer and Trust Company, at 59 Maiden Lane, Plaza Level, New York, NY 10038, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.
Other Information
      This proxy is solicited on behalf of the Board of Directors. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $6,000 plus reasonable expenses. They may solicit proxies in person, by telephone, by mail, telegram, facsimile, or other electronic or other means, and will request that brokerage houses, banks, and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. American Stock Transfer and Trust Company will act as proxy tabulator.

APPENDIX A
COSTAR GROUP, INC.
AUDIT COMMITTEE CHARTER
      The Board of Directors (the “Board”) of CoStar Group, Inc. (the “Company”) has established an Audit Committee (the “Audit Committee”) with general responsibility and specific duties as described below.
Composition:
      The Audit Committee shall be comprised of not less than three directors appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Board shall designate one member as chairperson of the Audit Committee. The Audit Committee shall consist solely of independent directors of the Board. For purposes hereof, the term “independent” shall mean a director who meets the independence requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”), as determined by the Board. Each member of the Company’s Audit Committee must be financially literate and, at least one member of the Audit Committee shall in the judgment of the Board have accounting or related financial management expertise, both in accordance with NASDAQ rules. In addition, at least one member of the Audit Committee shall in the judgment of the Board be an “audit committee financial expert” in accordance with Securities and Exchange Commission (“SEC”) rules.
Meetings:
      The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the outside auditor at least annually. The Audit Committee may create subcommittees that shall report to the Audit Committee. The Audit Committee shall report regularly to the full Board with respect to its activities. Minutes of each meeting shall be prepared and sent to Audit Committee members and presented to Company directors who are not members of the Audit Committee.
Attendance:
      Members of the Audit Committee should endeavor to be present, in person or by telephone, at all meetings; however, two Audit Committee members shall constitute a quorum. As necessary, the Chairperson may request members of management and representatives of the independent accountant to be present at meetings.
Outside Advisors:
      The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Committee in the performance of its functions.
Duties and Responsibilities:
      The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies, internal controls, audit activities and reporting practices of the Company.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor.
      Among its specific duties and responsibilities, the Audit Committee shall:

1.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint and retain, subject to ratification by the Company’s stockholders, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

2.	Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

3.	Approve in advance the scope of the audit and all audit services to be provided by the outside auditor. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been approved in advance.

4.	Approve in advance all permissible audit-related, tax and other non-audit services to be provided by the outside auditor and establish policies and procedures for the engagement of the outside auditor to provide permissible audit-related, tax and other non-audit services.

5.	Review and discuss with management and the outside auditor, upon completion of their audit, financial results for the year prior to their release to the public. Review and discuss with the outside auditor the annual audit and any accompanying management letter. Discuss with the independent accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

6.	Review and discuss with management and the outside auditor the annual audited financial statements of the Company, including (a) the independent accountant’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

7.	Recommend to the Board of Directors whether the audited financial statements should be included in the Annual Report on Form 10-K.

8.	Review and discuss with management and the outside auditor financial results for interim periods prior to their release to the public. Review and discuss with the outside auditor any reports of the outside auditor with respect to interim periods.

9.	Review and discuss with management and the outside auditor, and approve: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company.

10.	Review and discuss the adequacy and effectiveness of the Company’s internal control over financial reporting, including (i) any significant deficiencies and material weaknesses in the design or operation of internal controls, (ii) any material changes in such controls reported to the Audit Committee by the outside auditor or management, and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

11.	Approve the appointment, replacement, reassignment and dismissal of the Chief Financial Officer, as appropriate.

12.	Discuss with the outside auditor the quality of the Company’s financial accounting personnel, and any relevant recommendations that the independent accountant may have.

13.	Review material pending legal proceedings involving the Company and other contingent liabilities.

14.	Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters, all in compliance with SEC and NASDAQ requirements.

15.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

16.	Review the Audit Committee’s Charter annually and recommend changes to the Board as appropriate.

17.	Perform such other functions as may be required by law, or the Company’s certificate of incorporation or by-laws.

APPENDIX B

PROXY	PROXY

COSTAR GROUP, INC.

Annual Meeting of Stockholders — June 17, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2005, and the 2004 Annual Report, hereby revokes any proxy or proxies previously given and hereby appoints Michael R. Klein, Andrew C. Florance and Frank A. Carchedi, or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. local time on Friday, June 17, 2005, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this Proxy card.

     THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” RATIFYING THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR 2005 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

(Continued and to be signed and dated on the reverse side.)

Please mark, sign, date and return this card promptly
using the enclosed return envelope.

Annual Meeting of Stockholders
COSTAR GROUP, INC.

June 17, 2005

â Please Detach and Mail in the Envelope Provided â

/X/	Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE PROPOSALS.

(1) Proposal to elect the following persons as directors of the Company.		Nominees:	Michael R. Klein
Andrew C. Florance
David Bonderman
FOR ALL	WITHHOLD ALL		Warren H. Haber
/ /	/ /		Josiah O. Low, III
Christopher J. Nassetta
Catherine B. Reynolds

FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW)

		FOR	AGAINST	ABSTAIN
(2)	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005.	/ /	/ /	/ /

(3)	To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment or postponement thereof, according to their discretion and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted FOR each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxy holders in their discretion deem advisable.

I plan to attend the meeting:             Yes                      No

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN EACH CARD.

Signature(s)		Dated:	, 2005
Title if appropriate

NOTE:	Sign exactly as your name(s) appears on the stock certificate. A corporation should sign in its full corporate name by a duly authorized officer, with the office held designated. Executors, administrators, trustees and guardians should sign in their official capacity giving their full title as such. If stock is registered in more than one name, each person should sign. If a partnership or limited liability company, please sign in the partnership or limited liability company’s name by an authorized person(s).